EXHIBIT 2.2

                              VOTING AGREEMENT

            AGREEMENT, dated as of June 5, 2000 (this "Agreement"), by and among Sycamore Networks, Inc., a Delaware corporation (the "Buyer"), Sirocco Systems, Inc., a Delaware corporation (the "Company") and each of the parties identified on the signature pages hereto (individually, a "Stockholder" and collectively, the "Stockholders").

            WHEREAS, the Company, the Buyer and Tropical Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer ("Sub"), have, contemporaneously with the execution and delivery of this Agreement, entered into that certain Agreement and Plan of Merger dated as of June 5, 2000 (the "Merger Agreement"), which provides, among other things, that Sub shall be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of the Buyer; and

            WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Stock"), Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Stock"), Series C Preferred Stock, par value $.01 per share, of the Company (the "Series C Stock"), and Series D Preferred Stock, par value $.01 per share of the Company (the "Series D Stock", and together with the Series A Stock, the Series B Stock and the Series C Stock, the "Preferred Stock"; the Preferred Stock, together with the Common Stock, being referred to herein as the "Company Stock"), set forth opposite their respective names on Schedule A hereto, and desire to enter into this Agreement with respect to such shares of Company Stock (with respect to each Stockholder, the "Covered Shares"); and

            WHEREAS, as an essential condition and inducement to the Buyer to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders have agreed to enter into this Agreement;

            NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                 ARTICLE I

         AGREEMENT TO VOTE OR ACT BY WRITTEN CONSENT; OTHER ACTIONS

            Section 1.1 Agreement to Vote. Each Stockholder hereby irrevocably agrees (i) to vote, in person or by proxy, or execute a written consent in a form reasonably satisfactory to the Buyer in respect of all of the Covered Shares, in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby (ii) to execute and deliver to the Company or the Buyer such additional consents, waivers and agreements as may be reasonably requested by the Company or the Buyer in order to facilitate the consummation of the Merger in accordance with the terms of the Merger Agreement and (iii) to approve any payment or benefit to any individual who is a "disqualified individual" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to the Company to the extent necessary so that no such payments or benefits are treated as "excess parachute payments" (within the meaning of the Section 280G of the Code).

            Section 1.2 Agreement Not to Make Election Regarding Liquidation. Each Stockholder who or which owns Preferred Stock hereby agrees with respect to all of the Covered Shares comprising Preferred Stock not to elect not to treat the Merger and the transactions contemplated by the Merger Agreement as a liquidation, dissolution or winding up of the Company for purposes of Section 4.2(A) of the Seventh Amended and Restated Certificate of Incorporation of the Company. Each such Stockholder agrees to execute and deliver to the Company or the Buyer such additional consents, waivers or agreements as may be reasonably requested by the Company or the Buyer to effectuate the agreement described in the preceding sentence.

            Section 1.3 Request not to Redeem. Each Stockholder who or which owns Series A Stock, Series B Stock and/or Series C Stock hereby irrevocably requests the Company not to redeem Series A Stock, Series B Stock and/or Series C Stock held by such Stockholder pursuant to Section 4.2D of the Seventh Amended and Restated Certificate of Incorporation of the Company as a result of the Merger. Each such Stockholder agrees not to revoke the agreement described in the preceding sentence at any time before the Merger Agreement shall have been terminated in accordance with its terms. Each such Stockholder agrees to execute and deliver to the Company or the Buyer such additional consents, waivers or agreements as may be reasonably requested by the Company or the Buyer to effectuate the request described in this Section 1.3.

            Section 1.4 Acceptance of Merger Consideration in Full Satisfaction of Rights. Each Stockholder who or which owns Preferred Stock hereby agrees with respect to all of the Covered Shares that upon receipt of the consideration to be issued in the Merger for the Covered Shares pursuant to the Merger Agreement, subject to any rights in and to the Escrow Shares (as defined in the Merger Agreement), such Stockholder will have no other claim against the Company or the Buyer, or any of their respective officers, directors, employees, agents or advisors, for any amount owing to it (a) in such Stockholder's capacity as a stockholder of the Company, or, after the Merger, as a stockholder of the Buyer in respect of such Stockholder's rights as a stockholder of the Company or (b) pursuant to the Seventh Amended and Restated Certificate of Incorporation of the Company or the DGCL (except for any rights to appraisal provided pursuant to Section 262 of the DGCL) or (c) relating to or in connection with the Merger, the Merger Agreement or the transactions contemplated thereby (a "Claim"). Each Stockholder hereby waives, effective as of the Effective Time, all Claims it may have, whether known or unknown by such Stockholder on the date hereof.

            Section 1.5 Termination of Agreements. Each Stockholder hereby agrees to the termination, immediately prior to the Effective Time, of the following agreements (i) The Third Amended and Restated Stockholders' Agreement, dated as of October 29, 1999, (ii) the Common Stock and Series A Preferred Stock Purchase Agreement, dated August 7, 1998, (iii) the Common Stock and Series B Preferred Stock Purchase Agreement, dated January 8, 1999, (iv) the Common Stock and Series C Preferred Stock Purchase Agreement, dated April 14, 1999, (v) the Series D Preferred Stock Purchase Agreement, dated October 29, 1999, and (vi) the Amended and Restated Registration Rights Agreement dated October 29, 1999. Each Stockholder agrees to execute and deliver to the Company or the Buyer such additional consents, waivers or agreements as may be reasonably requested by the Company or the Buyer to effectuate the agreement described in the preceding sentence.

                                 ARTICLE II

                          RESTRICTIONS ON TRANSFER

            Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange or otherwise dispose of (collectively, a "Disposition") any Covered Shares or options to purchase Company Stock ("Options") or any other securities or rights convertible into or exchangeable for shares of Company Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of Disposition, whether now or hereafter acquired, without the prior written consent of the Buyer, other than a Disposition to any partner or member of any Stockholder or any subsidiary or partnership or other business entity under common control with such Stockholder, provided such a transferee shall agree in writing to be bound by the terms of this Agreement.

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                            OF THE STOCKHOLDERS

            Each Stockholder hereby severally represents and warrants (solely with respect to such Stockholder) to, and covenants and agrees with, the Buyer as follows:

            Section 3.1 Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable in accordance with its terms.

            Section 3.2 No Conflict. The execution, delivery and performance of this Agreement by such Stockholder does not and will not result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any lien or encumbrance on any of the Covered Shares (other than pursuant to the terms hereof). The Stockholder has not entered into, and shall not enter into, any agreement, and has not granted, and shall not grant any proxy or power of attorney, in any such case which is inconsistent with this Agreement.

                                 ARTICLE IV

                                TERMINATION

            This Agreement shall terminate automatically upon the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement) or
(b) the termination of the Merger Agreement in accordance with its terms, provided, however, that if the Merger Agreement is terminated by the Buyer pursuant to Section 9.1(d) thereof and any fee payable pursuant to Section
9.3 of the Merger Agreement is to be paid in respect of such termination, this Agreement shall terminate upon the date on which such a fee is paid. Upon such termination of this Agreement, no party shall have any obligation or liability hereunder; provided that if such termination is pursuant to clause (b) immediately above, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                                 ARTICLE V

                               MISCELLANEOUS

            Section 5.1 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

            Section 5.2 Expenses. All fees and expenses incurred by any party hereto shall be borne by the party incurring such fees and expenses.

            Section 5.3 Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional shares of Company Stock in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for shares of Company Stock, by operation of law or otherwise, such shares shall be deemed to be Covered Shares and shall be subject to this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

            Section 5.4 Entire Agreement. This Agreement constitutes the entire agreement among the Buyer and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the Buyer and the Stockholders with respect to the subject matter hereof.

            Section 5.5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

            Section 5.6 Amendment. Neither this Agreement nor any provision hereof may be amended, supplemented or terminated except by an instrument in writing signed by the parties hereto, and no provision hereof may be waived except by an instrument in writing signed by the waiving party. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

            Section 5.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

            Section 5.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):


                  If to a Stockholder:

                  At the address set forth opposite such
                  Stockholder's name on Schedule A hereto

                  With a copy to:

                  Day, Berry & Howard LLP
                  CityPlace I
                  185 Asylum Street
                  Hartford, Connecticut  06103
                  Attention:  Frank J. Marco, Esquire
                  Fax No.:  (860) 275-0343

                  With a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110-2624
                  Attention:  Gregory E. Moore, Esquire
                  Fax No.:  (617) 951-7050

                  If to the Buyer:

                  Sycamore Networks, Inc.
                  10 Elizabeth Drive
                  Chelmsford, Massachusetts  01824
                  Attention:  General Counsel
                  Fax No.: (978) 256-3434

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street, 31st Floor
                  Boston, Massachusetts  02108
                  Attention:  Margaret A. Brown, Esquire
                  Fax:  (617) 573-4822

            Section 5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Delaware.

            Section 5.10Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

            Section 5.11Obligations of Stockholders. The obligations of the Stockholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

            Section 5.12Interpretation. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.


            IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                        SYCAMORE NETWORKS, INC.



                        By: /s/ Jonathan Reeves
                            -------------------------------------------------
                            Name: Jonathan Reeves
                            Title:    President and Chief Executive Officer



                        SIROCCO SYSTEMS, INC.


                        By: /s/ Jonathan Reeves
                            -------------------------------------------------
                            Name:  Jonathan Reeves
                            Title: President & CEO



                        STOCKHOLDERS:
                        ------------



                            /s/ Jonathan Reeves
                            -------------------------------------------------
                            Jonathan Reeves



                            /s/ Thomas Shea
                            -------------------------------------------------
                            Thomas Shea


                        BESSEMER VENTURE INVESTORS L.P.
                        By: Deer IV & Co. LLC, General Partner



                        By: /s/ Robert H. Buescher
                            -------------------------------------------------
                            Name:  Robert H. Buescher
                            Title: Manager


                        BESSEMER VENTURE PARTNERS IV L.P.
                        By: Deer IV & Co. LLC, General Partner



                        By: /s/ Robert H. Buescher
                            -------------------------------------------------
                            Name:  Robert H. Buescher
                            Title: Manager


                        BESSEC VENTURE IV L.P.
                        By: Deer IV & Co. LLC, General Partner




                        By: /s/ Robert H. Buescher
                            -------------------------------------------------
                            Name:  Robert H. Buescher
                            Title: Manager





                        GREYLOCK IX LIMITED PARTNERSHIP
                        By:  Greylock IX GP Limited Partnership,
                             its general partner



                        By: /s/ Roger L. Evans
                            -------------------------------------------------
                            Name:  Roger L. Evans
                            Title: General Partner


                        WEISS, PECK & GREER VENTURE
                        ASSOCIATES V, L.L.C.



                        By: /s/ Barry F. Eggars
                            -------------------------------------------------
                            Name:  Barry F. Eggars
                            Title: General Partner


                        WEISS, PECK & GREER VENTURE
                        ASSOCIATES V-A, L.L.C.



                        By: /s/ Barry F. Eggars
                            -------------------------------------------------
                            Name:  Barry F. Eggars
                            Title: General Partner



                        WEISS, PECK & GREER VENTURE
                        ASSOCIATES V CAYMAN, L.L.C



                        By: /s/ Barry F. Eggars
                            -------------------------------------------------
                            Name:  Barry F. Eggars
                            Title: General Partner



                                 SCHEDULE A


---------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF   NUMBER OF   NUMBER OF   NUMBER OF    NUMBER OF
                                                                 SHARES OF   SHARES OF   SHARES OF   SHARES OF    SHARES OF
                                                                  COMMON     SERIES A    SERIES B    SERIES C     SERIES D
NAME OF SHAREHOLDER                   ADDRESS OF SHAREHOLDER       STOCK      STOCK       STOCK       STOCK         STOCK
---------------------------------------------------------------------------------------------------------------------------
Jonathan Reeves                       95 Barnes Road             3,339,285        0         0              0            0
                                      Wallingford, CT 06492
---------------------------------------------------------------------------------------------------------------------------
Thomas Shea                           95 Barnes Road             2,464,105        0         0              0            0
                                      Wallingford, CT 06492
---------------------------------------------------------------------------------------------------------------------------
Bessemer Venture Investors, L.P.      1400 Old Country Road        483,740    6,000     8,333              0            0
                                      Suite 407
                                      Westbury, NY 11590
                                      Attn:  Robert H. Buescher
---------------------------------------------------------------------------------------------------------------------------
                                      1400 Old Country Road,
                                      Suite 407
Bessemer Venture Partners IV L.P.     Westbury, NY 11590         4,041,296   33,000    45,833        409,091       813,008
                                      Attn:  Robert H. Buescher
---------------------------------------------------------------------------------------------------------------------------
                                      1400 Old Country Road,
                                      Suite 407
Bessec Ventures IV L.P.               Westbury, NY 11590         2,613,591   21,000    29,167        272,727       542,006
                                      Attn:  Robert H. Buescher
---------------------------------------------------------------------------------------------------------------------------
                                      c/o Greylock Management
Greylock IX Limited Partnership       One Federal Street         6,136,365        0         0      1,818,182     1,355,014
                                      Boston, MA  02110-2065
                                      2882 Sand Hill Road
---------------------------------------------------------------------------------------------------------------------------
Weiss, Peck & Greer Venture           Menlo Park, CA 94025               0        0         0              0     1,783,415
Associates V, L.L.C.                  Attn:  Barry Eggers
                                      2882 Sand Hill Road
---------------------------------------------------------------------------------------------------------------------------
Weiss, Peck & Greer Venture           Menlo Park, CA 94025               0        0         0              0        15,175
Associates V-A, L.L.C.                Attn:  Barry Eggers
                                      2882 Sand Hill Road
---------------------------------------------------------------------------------------------------------------------------
Weiss, Peck & Greer Venture           Menlo Park, CA 94025               0        0         0              0       369,431
Associates V Cayman, L.L.C.           Attn:  Barry Eggers
---------------------------------------------------------------------------------------------------------------------------
Total shares subject to Voting                                  19,078,382   60,000    83,333      2,500,000     4,878,049
Agreement
---------------------------------------------------------------------------------------------------------------------------
Total shares outstanding                                        30,710,303   60,000    85,000      2,654,548     5,370,047
---------------------------------------------------------------------------------------------------------------------------
Percentage of total shares                                          62.12%  100.00%    98.04%         94.18%        90.84%
outstanding that are subject to the
Voting Agreement
---------------------------------------------------------------------------------------------------------------------------